EXHIBIT 4.9

SECOND AMENDMENT TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 1, 2006 and is entered into by and among J. RAY MCDERMOTT, S.A., a Panamanian corporation (the “Borrower”), CERTAIN OF THE GUARANTORS executing the signature pages hereto, CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (the “Lenders”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent (in such capacity, “Administrative Agent”) and as Collateral Agent (in such capacity, “Collateral Agent”), and is made with reference to that certain CREDIT AGREEMENT dated as of June 6, 2006 (as amended by the First Amendment dated August 4, 2006, the “Credit Agreement”) by and among Borrower, Lenders, Administrative Agent and the other agents party thereto.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

RECITALS

WHEREAS, the Borrower has requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement and the Pledge and Security Agreement as provided for herein; and

WHEREAS, subject to certain conditions, Requisite Lenders are willing to agree to such amendments.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I.	Amendments

1.1	Amendments to Section 1: Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Reorganization” means the transfer of certain Subsidiaries and Joint Ventures of the Borrower such that, upon the completion thereof, the ownership structure of such Subsidiaries and Joint Ventures shall be substantially as set forth in Exhibit A to the Second Amendment (provided that (i) all of the Stock of such Subsidiaries and Joint Ventures that is owned, directly or indirectly, by the Borrower on the date of the Second Amendment, shall be owned, directly or indirectly, by the Borrower and one or more wholly-owned subsidiaries of MII during and upon the completion of the Reorganization and (ii) each of the Borrower and McDermott Cayman Holdings, Ltd. shall receive Fair Market Value in connection with such transfer).

 “Reorganization Excluded Subsidiary” means a Subsidiary of the Borrower which was formed after the Second Amendment Effective Date solely in connection with the Reorganization and whose purpose is to facilitate consummation of the Reorganization and that, prior to the consummation of the Asset Sale permitted by Section 8.4(m) of this Agreement, will own no assets other than (i) the Stock of the Transferred Subsidiaries, the Transferred Joint Ventures and other Reorganization Excluded Subsidiaries and (ii) de minimus amounts of cash contributed in connection with the Reorganization.

 “Second Amendment” means that certain Second Amendment to Credit Agreement dated as of December 1, 2006 among the Borrower, the Administrative Agent, the Collateral Agent and the Lenders listed on the signature pages thereto.

“Second Amendment Effective Date” means the date of satisfaction of the conditions referred to in Section III of the Second Amendment.

“Transferred Joint Ventures” means each of the Joint Ventures of the Borrower listed on Schedule 1 to the Second Amendment, the Stock of which is owned, directly or indirectly, by the Borrower, each of which shall be transferred to an Affiliate of the Borrower pursuant to the Reorganization.

“Transferred Subsidiaries” means each of the Subsidiaries of the Borrower listed on Schedule 2 to the Second Amendment, the Stock of which is owned, directly or indirectly, by the Borrower, each of which shall be transferred to an Affiliate of the Borrower pursuant to the Reorganization; provided, that each such Transferred Subsidiary that was a Guarantor immediately prior to the Second Amendment Effective Date (i) shall continue to remain a Guarantor after the consummation of the Asset Sale permitted by Section 8.4(m) of this Agreement, (ii) shall continue to grant the Collateral Agent, for the benefit of the Secured Parties, liens on its assets pursuant to the Collateral Documents after the consummation of the Asset Sale permitted by Section 8.4(m) of this Agreement and (iii) shall execute the Second Amendment and be bound by the relevant terms of the Credit Agreement as set forth in the Second Amendment.

B. Section 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of “Guarantors”, “Joint Venture” and “Subsidiary”  therein and replacing them with the following:

““Guarantors” means each Wholly-Owned Subsidiary of the Borrower, each Mortgaged Vessel Owning Subsidiary, each direct parent company of a Mortgaged Vessel Owning Subsidiary (other than a Reorganization Excluded Subsidiary and Barmada McDermott Sdn. Bhd.), each Transferred Subsidiary that was a Guarantor immediately prior to the Second Amendment Effective Date, and any other Subsidiary that is deemed to be a Guarantor pursuant to Section 7.13 hereof; provided that no Captive Insurance Subsidiary nor any Reorganization Excluded Subsidiary shall be a Guarantor.”

““Joint Venture” means any Person (i) in which the Borrower or a Guarantor, directly or indirectly, owns at least 30% of the Stock or Stock Equivalents of such Person and (ii) that is not a Subsidiary of the Borrower or a Guarantor.  As of the Effective Date, the Persons listed on Schedule 1.1 are Joint Ventures.”

““Subsidiary” means, with respect to the Borrower or a Guarantor, as applicable, any Person in which the Borrower or such Guarantor, directly or indirectly, owns any of the Stock or Stock Equivalents of such Person; provided that (x)(i) the financial statements of such Person will be (or should have been) consolidated with the financial statements of the Borrower (or such Guarantor, as applicable) in accordance with GAAP and (ii) the Borrower (or such Guarantor, as applicable), directly or indirectly, controls or has the power to direct or cause the direction of the management and policies thereof, or (y) with respect to the Borrower, such Person is a Transferred Subsidiary or a Subsidiary of a Transferred Subsidiary (unless such Transferred Subsidiary or Subsidiary thereof has been sold or otherwise disposed of in a manner that is permitted by Section 8.4 (assuming for such purposes that the direct parent of each Transferred Subsidiary and Subsidiary thereof is bound by Section 8.4 regardless of whether it is actually so bound)); provided, further, however, that for purposes of Article IV, Article VII and Article VIII (excluding Section 8.1), the definition of “Subsidiary” shall not include any Captive Insurance Subsidiary or any Reorganization Excluded Subsidiary.”

C. Section 1.1 of the Credit Agreement is hereby further amended by deleting the word “or” and inserting a comma immediately before clause (c) of the definition of “Change of Control” and inserting the following language before the period at the end of such clause (c):

“ or (d)(i) MII shall cease to own and control, directly or indirectly, such percentage of the issued and outstanding Stock of the Transferred Subsidiaries and Transferred Joint Ventures as it shall own, directly or indirectly, on the date of the Second Amendment, or (ii) the Borrower shall cease to own, directly or indirectly at least a minority percentage of the issued and outstanding Stock of the Transferred Subsidiaries;  provided that the foregoing clauses (i) and (ii) shall not prevent the sale, conveyance, transfer, lease or other disposition of, or sale of shares of Stock of, a Transferred Subsidiary or Transferred Joint Venture if and to the extent it would have been permitted by Section 8.4 (assuming for such purposes that the direct parent of each Transferred Subsidiary and the direct parent of each Transferred Joint Venture (in each case, to the extent such parent is an Affiliate of MII) is bound by Section 8.4 regardless of whether it is actually so bound)”

1.2	Amendments to Section 1.3 – Accounting Terms and Principles.

Section 1.3 of the Credit Agreement is hereby amended by adding a new paragraph (c) immediately after paragraph (b) thereof, such paragraph (c) to read in its entirety as follows:

“(c)  If at any time the financial statements of any of the Transferred Subsidiaries and their Subsidiaries shall no longer be consolidated with the financial statements of the Borrower in accordance with GAAP (whether because Financial Accounting Standards Board Interpretation Number 46 shall no longer apply or for any other reason whatsoever), then, notwithstanding anything in this Agreement to the contrary, all references in this Agreement to GAAP when used with respect to the financial statements or financial condition of, or accounting determinations with respect to, the Borrower (including, without limitation, in the definitions of Capital Expenditure, Capital Lease, Capital Lease Obligations, Consolidated Net Income, Interest Expense, Leverage Ratio, and Material Subsidiary, but excluding any such reference to GAAP in Sections 6.1(a) and (b) and 7.7) shall be construed so as to continue to require the consolidation of the financial statements of such Transferred Subsidiaries and their Subsidiaries with those of the Borrower (such that, for the avoidance of doubt, any calculation of or use of any of the defined terms in the foregoing parenthetical shall be made as if the Borrower and its Subsidiaries and the Transferred Subsidiaries and their Subsidiaries were considered a consolidated group for such purposes).”

1.3	Amendments to Section 6.1 – Financial Statements.

Section 6.1 of the Credit Agreement is hereby amended by inserting a new clause (f) immediately after clause (e) thereof, such clause (f) to read in its entirety as follows:

“(f)  Transferred Subsidiaries.  Promptly after any Responsible Officer obtains knowledge that the financial statements of the Transferred Subsidiaries are no longer, or in the next Fiscal Quarter are expected to no longer be, consolidated with the financial statements of the Borrower in accordance with GAAP, written notice of such event (unless such event is the result of an Asset Sale permitted by this Agreement) shall be given to the Administrative Agent, and promptly thereafter the Borrower shall provide to the Administrative Agent, in addition to the other financial statements required to be delivered hereunder, consolidated balance sheets and related statements of income and cash flows for the periods specified in Sections 6.1(a) and (b) for the Borrower and its Subsidiaries and the Transferred Subsidiaries and their Subsidiaries on a consolidated basis (assuming for such purposes that GAAP would require the consolidation of such financial statements of such Persons).”

1.4	Amendments to Section 7.11 – Additional Collateral and Guaranties.

A. Section 7.11 of the Credit Agreement is hereby amended by adding the words “(other than a Reorganization Excluded Subsidiary (excluding McDermott Cayman Holdings, Ltd., the minority interest of which shall be required to be pledged by the Borrower in accordance with Section 7.13(i)))” after the word “Subsidiary” in clause (a) thereof.

B. Section 7.11 of the Credit Agreement is hereby further amended by adding the words “or a Reorganization Excluded Subsidiary” immediately after the words “Captive Insurance Subsidiary” in each place where such words appear in clause (c) thereof.

1.5	Amendment to Section 7.13 – Post-Closing Covenants.

Section 7.13 of the Credit Agreement is hereby amended by inserting new clauses (g), (h), (i) and (j) immediately after clause (f) thereof, such clauses (g), (h), (i) and (j) to read in their entirety as follows:

“(g)  After the Second Amendment Effective Date but prior to the consummation of the Reorganization, the Borrower shall deliver to the Administrative Agent a copy of the limited liability company agreement or other formation documents, including all amendments thereto, of J. Ray McDermott Holdings, LLC (f/k/a J. Ray McDermott Holdings, Inc.) and each Reorganization Excluded Subsidiary, together with a certificate as to the good standing of J. Ray McDermott Holdings, LLC and each Reorganization Excluded Subsidiary as of a recent date from the appropriate governmental authority of the jurisdiction of its organization.

(h)  After the Second Amendment Effective Date but prior to such time as the company that is to be the direct parent of J. Ray McDermott Holdings, LLC is no longer a direct or indirect Wholly-Owned Subsidiary of the Borrower, the Borrower shall (i) cause such direct parent of J. Ray McDermott Holdings, LLC to grant the Collateral Agent, for the benefit of the Secured Parties, a valid, legal and perfected first priority security interest (subject only to Liens permitted under the Credit Agreement) in the Stock of J. Ray McDermott Holdings, LLC, (ii) deliver a favorable written opinion of (A) Baker Botts L.L.P., counsel to the Loan Parties, and (B) John T. Nesser, General Counsel of the Borrower, each in substantially the form agreed to by the Administrative Agent and the Borrower as of the Second Amendment Effective Date.

(i)  Within 10 Business Days after the consummation of the Reorganization (or such longer period as the Administrative Agent may determine in its sole discretion), the Borrower shall have delivered certificates representing 100% of the Borrower’s interests in McDermott Cayman Holdings, Ltd., with each such certificate to be accompanied by a stock power endorsed in blank, and will make or cause to be made such filings as shall be required to perfect a security interest in such shares under Cayman Islands law.

(j)  The Borrower (i) shall have delivered favorable written opinions, in each case in substantially the form agreed to by the Administrative Agent and the Borrower as of the Second Amendment Effective Date, within (A) 10 Business Days after the Second Amendment Effective Date (or such longer period as the Administrative Agent may determine in its sole discretion), of John T. Nesser, General Counsel of the Borrower, (B) 10 Business Days after the consummation of the Reorganization (or such longer period as the Administrative Agent may determine in its sole discretion), of Baker Botts L.L.P., counsel to the Loan Parties, and (ii) agrees to use commercially reasonable efforts to cause the delivery of favorable written opinions, in each case in substantially the form agreed to by the Administrative Agent and the Borrower as of the Second Amendment Effective Date, within 10 Business Days after the consummation of the Reorganization (or such longer period as the Administrative Agent may determine in its sole discretion) of (A) Arias, Fábrega & Fábrega, and (B) Gardere Wynne Sewell LLP.”

1.6	Amendments to Section 8.1 – Indebtedness.

Section 8.1 of the Credit Agreement is hereby amended by adding the words “or any Guarantor” immediately before the proviso in subclause (v) of clause (f) thereof.

1.7	Amendments to Section 8.3 – Investments.

A. Section 8.3 of the Credit Agreement is hereby amended by deleting clause (e) in its entirety and replacing it with the following:

“(e)  Investments by (i) the Borrower in any Guarantor (other than a Transferred Subsidiary) or by any Guarantor in the Borrower or any other Guarantor (other than a Transferred Subsidiary), (ii) a Subsidiary of the Borrower that is not a Guarantor in the Borrower or any other Subsidiary (other than a Reorganization Excluded Subsidiary) of the Borrower; (iii) by the Borrower or any Guarantor in any Transferred Subsidiary in the form of an intercompany loan; or (iv) by any Transferred Subsidiary in any of its Subsidiaries (or by any such Subsidiary in any Transferred Subsidiary).”

B. Section 8.3 of the Credit Agreement is hereby amended by deleting the “and” before clause (j) of such Section and inserting the following before the period at the end of such clause (j):

“; and (k) Investments by the Borrower and the Reorganization Excluded Subsidiaries in the Transferred Subsidiaries, Transferred Joint Ventures and Reorganization Excluded Subsidiaries consisting of (i) the capitalization of the Reorganization Excluded Subsidiaries and (ii) the purchase or similar acquisition by such entities of other Reorganization Excluded Subsidiaries and the Transferred Subsidiaries and Transferred Joint Ventures the sole purpose of which is to consummate the Reorganization”

1.8	Amendments to Section 8.4 – Sale of Assets.

A. Section 8.4 of the Credit Agreement is hereby amended by adding the words “(other than a Transferred Subsidiary)” after the words “or any Guarantor” in clause (h)(i).

B. Section 8.4 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (k) thereof, adding the word “; and” at the end of subclause (l) thereof and inserting a new subclause (m) as follows:

“(m) in connection with the Reorganization, a sale of substantially all of the Stock of a Reorganization Excluded Subsidiary to MII.”

C. Section 8.4 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:

“Any sale, conveyance, transfer, lease, or other disposition, or sale of shares of Stock, or issuance of shares of Stock, referenced in clause (d) of the definition of Change of Control in excess of $500,000 per transaction or series of related transactions shall be deemed a utilization of (and must be permitted by) any of clauses (a) through (m) above (as applicable).”

1.9	Amendments to Section 8.6 – Restrictions on Fundamental Changes.

Section 8.6 of the Credit Agreement is hereby amended by inserting the words “or the Reorganization” immediately after the words “Permitted Acquisition” in the first line thereof.

1.10	Amendments to Section 8.8 – Transactions with Affiliates.

Section 8.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Borrower shall not, and shall not permit any of its Subsidiaries to, except as otherwise permitted herein, do any of the following:  (a) make any Investment in an Affiliate of the Borrower that is not a Subsidiary of the Borrower, a Subsidiary of a Guarantor or a Guarantor, or does not thereby or in connection therewith become, a Subsidiary of the Borrower, a Guarantor or a Subsidiary of a Guarantor, (b) transfer, sell, lease, assign or otherwise dispose of any asset (except pursuant to Section 8.4(k) or Section 8.4(m)) to any Affiliate of the Borrower that is not a Guarantor, a Subsidiary of the Borrower or a Subsidiary of a Guarantor, or does not thereby or in connection therewith become a Subsidiary of the Borrower, a Guarantor or a Subsidiary of a Guarantor, (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of the Borrower that is not a Guarantor, a Subsidiary of the Borrower or a Subsidiary of a Guarantor, or does not thereby or in connection therewith become a Subsidiary of the Borrower, a Guarantor or a Subsidiary of a Guarantor, (d) repay any Indebtedness (except as permitted by Section 8.1(f)) to any Affiliate of the Borrower that is not, or does not thereby or in connection therewith become, a Guarantor, a Subsidiary of the Borrower or a Subsidiary of a Guarantor, (e) enter into any other transaction (including any retention bonus or other compensation arrangement) directly or indirectly with or for the benefit of any Affiliate of the Borrower that is not a Guarantor (including guaranties and assumptions of obligations of any such Affiliate) or (f) make any management services payments pursuant to the Management Services Agreement as in effect on the date hereof in an amount in excess of the amounts required to be paid thereunder, except in each case (excluding clause (f)) transactions in the ordinary course of business on a basis no less favorable to the Borrower or such Subsidiary as would be obtained in a comparable arm’s length transaction with a Person not an Affiliate.”

1.11	Amendments to Section 8.15 – Cancellation of Indebtedness Owed to It.

Section 8.15 of the Credit Agreement is hereby amended by (1) inserting “(i)” immediately before the words “in the ordinary course of business” and (2) immediately before the period at the end of such Section inserting the words “or (ii) if such Indebtedness is owed by a Guarantor to a Loan Party, and such Indebtedness is either (x) cancelled in exchange for Stock of such Guarantor, (y) converted into Stock of such Guarantor or (z) converted such that it increases the paid-in-capital of such Loan Party in such Guarantor”.

1.12	Amendments to Pledge and Security Agreement.

The Pledge and Security Agreement is hereby amended to exclude from the Collateral described therein the Stock of each Reorganization Excluded Subsidiary (other than McDermott Cayman Holdings, Ltd.).  Following the conversion of J. Ray McDermott Holdings, Inc. from a corporation to a limited liability company and the grant and perfection of the security interest contemplated by Section 7.13(h) of the Credit Agreement, the Collateral Agent agrees to promptly deliver to the Borrower the cancelled stock certificate of J. Ray McDermott Holdings, Inc. and the related stock power.

SECTION II.	GUARANTORS PARTY TO CREDIT AGREEMENT

2.1	Counterpart Agreement.

Each Guarantor that shall be a Transferred Subsidiary upon consummation of the Asset Sale permitted by Section 8.4(m) of the Credit Agreement, by executing this Amendment, agrees that (i) such Guarantor shall become a party to the Credit Agreement as if it were an original signatory thereto and shall be bound by all of the covenants in Article VII and Article VIII thereof that are applicable to Subsidiaries of the Borrower (by way of the Borrower causing such Subsidiaries’ compliance through its control of them) as if such covenants were directly applicable to such Guarantors that are Transferred Subsidiaries and their Subsidiaries and all such covenants (and all defined terms used therein shall also be applicable to such Transferred Subsidiaries and their Subsidiaries in such manner) shall be read such that such Guarantors that are Transferred Subsidiaries shall (or shall not, as the case may be) take the actions described therein and shall (or shall not, as the case may be) cause their Subsidiaries to take the actions described therein (and any “baskets” or other exceptions to a covenant shall be calculated taking into account the usage thereof by the Borrower and its Subsidiaries and the Guarantor that is a Transferred Subsidiary and its Subsidiaries, collectively), and (ii) each time the Borrower makes representations and warranties pursuant to Section 3.2(b) of the Credit Agreement, it shall be deemed to make such representations and warranties on behalf of such Guarantor and its Subsidiaries as if such representations and warranties were directly applicable to such Guarantor and its Subsidiaries.

2.2	Reaffirmation.

Each Guarantor that shall be a Transferred Subsidiary upon consummation of the Asset Sale permitted by Section 8.4(m) of the Credit Agreement hereby consents to this Amendment and the transactions contemplated hereby and confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to each of the Loan Documents to which it is a party, and agrees that, notwithstanding the effectiveness of this Amendment or the Reorganization, such guarantees, pledges, grants of security interests and other obligations, and the terms of each of the Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever (except as expressly set forth in this Amendment) and shall continue to be in full force and effect and shall continue to secure all Obligations.

SECTION III.	CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A. Execution.  The Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Borrower, the Guarantors that will be Transferred Subsidiaries upon consummation of the Asset Sale permitted by Section 8.4(m) of the Credit Agreement, and Requisite Lenders.

B. Necessary Consents.  The Borrower shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment (other than the Reorganization).

C. Collateral Documents.   The Collateral Agent shall have received all amendments to any Mortgages, duly executed by the applicable Loan Party, and any other documentation necessary or reasonably advisable in connection with the transactions contemplated by this Amendment to be filed, registered or recorded in order to create or maintain in favor of the Collateral Agent for the ratable benefit of the Secured Parties a valid, legal and perfected first-priority Lien (subject only to Liens permitted under the Credit Agreement) on, and security interest in, the Collateral.

SECTION IV.	REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority.  The Borrower and each Guarantor that will be a Transferred Subsidiary has all requisite corporate or other organizational power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement and the other Loan Documents.

B. Authorization of Agreements.  The execution and delivery of this Amendment has been duly authorized by all necessary corporate or other organizational action on the part of the Borrower and each Guarantor that will be a Transferred Subsidiary.

C. No Conflict.  The execution and delivery by the Borrower and each Guarantor that will be a Transferred Subsidiary of this Amendment does not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of the Borrower or any such Transferred Subsidiary or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any such Transferred Subsidiary, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section IV.C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Credit Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any such Transferred Subsidiary (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any Transferred Subsidiary except for such approvals or consents which will be obtained on or before the Second Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by the Borrower or any Guarantor that will be a Transferred Subsidiary of this Amendment, except for such actions, consents and approvals the failure of which to obtain or make could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation.  This Amendment has been duly executed and delivered by the Borrower and each Guarantor that will be a Transferred Subsidiary and constitutes a legal, valid and binding obligation of the Borrower and each such Transferred Subsidiary, enforceable against the Borrower and each such Transferred Subsidiary in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Article IV of the Credit Agreement are and will be true and correct in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default, except for the events expressly being waived hereby.

SECTION V.	MISCELLANEOUS

A. Effect on the Credit Agreement and the Other Loan Documents.

(i) Except as specifically modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(ii) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents except as otherwise expressly provided for herein.

B. Headings.  Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

C. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

D. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	J. RAY MCDERMOTT, S.A.

By:_________________________
Name: James C. Lewis
Title: Vice President and Treasurer

TRANSFERRED SUBSIDIARIES
THAT ARE GUARANTORS
SIGNING CREDIT AGREEMENT:	GLOBAL ENERGY MCDERMOTT LIMITED
J. RAY MCDERMOTT ENGINEERING,LLC
J. RAY MCDERMOTT SOLUTIONS, INC.
J. RAY MCDERMOTT TECHNOLOGY,INC.
J. RAY MCDERMOTT UNDERWATERSERVICES, INC.
J. RAY MCDERMOTT WEST AFRICAHOLDINGS, INC.
J. RAY MCDERMOTT WEST AFRICA,INC.
J. RAY MCDERMOTT DE MEXICO, S.A.DE C.V.
MCDERMOTT TRADE CORPORATION
MENTOR SUBSEA TECHNOLOGYSERVICES, INC.
OFFSHORE PIPELINESINTERNATIONAL, LTD.
OPI VESSELS, INC.
OPMI, LTD.
SABINE RIVER REALTY, INC.
SPARTECH, INC.

By:_________________________
Name: James C. Lewis
Title: Treasurer of each of the above-namedGuarantors

J. RAY MCDERMOTT HOLDINGS, INC.
J. RAY MCDERMOTT, INC.

By:_________________________
Name: James C. Lewis
Title: Vice President and Treasurer of each of the above-named Guarantors

MCDERMOTT SERVICOS DECONSTRUCAO, LTDA.

By: J. Ray McDermott, Inc., its majorityequity holder

By:_________________________
Name: James C. Lewis
Title: Treasurer

OFFSHORE PIPELINES SDN. BHD.

By: Offshore Pipelines International,Ltd., its sole shareholder

By:_________________________
Name: James C. Lewis
Title: Treasurer

J. RAY MCDERMOTT (NIGERIA) LTD.
MCDERMOTT INTERNATIONAL B.V.

By:_________________________
Name: Robert E. Stumpf
Title: Assistant Secretary of each of theabove-named Guarantors

Executed as a Deed by:

J. RAY MCDERMOTT INTERNATIONALVESSELS, LTD.

By:_________________________
Name: Robert E. Stumpf
Title: Attorney-in-Fact

In the presence of:

By:_________________________
Name:
Title:

AGENT and LENDER:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH,
as Administrative Agent, Lender, Synthetic Investor and Collateral Agent

By: /s/ Cassandra Droogan
Name:  Cassandra Droogan
Title:     Vic President

By: /s/ Denise L. Alvarez
Name: Denise L. Alvarez
Title: Associate

LENDERS:
By signing below, you have indicated your consent to the Second Amendment to the Credit Agreement

Name of Institution:

Credit Suisse Loan Funding LLC

By: /s/ Barry Zamore
        Name: Barry Zamore
        Title:   Managing Director

The Bank of Nova Scotia

By: /s/ Nadine Bell
        Name: Nadine Bell
        Title:   Senior Manager

Calyon New York Branch

By: /s/ Michael D. Willis
        Name: Michael D. Willis
        Title:   Director

By: /s/ Tom Byargeon
        Name: Tom Byargeon
        Title:   Managing Director

Bank of America, N.A

By: /s/ Robert W. Troutman
        Name: Robert W. Troutman
        Title:   Managing Director

Amegy Bank National Association

By: /s/ Carmen Jordan
        Name: Carmen Jordan
        Title:   Senior Vice President

ING Investment Management CLO III, LTD
By: ING Alternative Asset Management LLC, as its investment manager

By: /s/ Charles E. LeMieux, CFA
        Name: Charles E. LeMieux, CFA
        Title:   Vice President

ING Senior Income Fund
By: ING Investment Management Co., as its Investment Manager

By: /s/ Charles E. LeMieux, CFA
        Name: Charles E. LeMieux, CFA
        Title:   Vice President

ING Prime Rate Trust
By: ING Investment Management Co., as its Investment Manager

By: /s/ Charles E. LeMieux, CFA
        Name: Charles E. LeMieux, CFA
        Title:   Vice President

ING International (II) – Senior Bank Loans Euro
By: ING Investment Management Co., as its Investment Manager

By: /s/ Charles E. LeMieux, CFA
        Name: Charles E. LeMieux, CFA
        Title:   Vice President

PNC Bank National Association

By: /s/ Dale Stein
        Name: Dale Stein
        Title:   Senior Vice President

National City Bank

By: /s/ Stephen Monto
        Name: Stephen Monto
        Title:   Vice President

Natexis Banques Populaires

By: /s/ Timothy Polvado
        Name: Timothy Polvado
        Title:   Managing Director

By: /s/ Louis P. LaVille, III
        Name: Louis P. LaVille, III
        Title:   Managing Director

Regions Bank

By: /s/ Keith Page
        Name: Keith Page
        Title:   Senior Vice President

Wachovia Bank, National Association

By: /s/ Kenneth C. Coulter
        Name: Kenneth C. Coulter
        Title:   Vice President

JPMorgan Chase Bank, N.A.

By: /s/ Jeanie C. Gonzalez
        Name: Jeanie C. Gonzalez
        Title:   Senior Vice President

UBS Loan Finance LLC,
as a Synthetic Investor and Lender

By: /s/ Richard L. Tavrow
        Name: Richard L. Tavrow
        Title:   Director
        Banking Products Services,
        U.S.

By: /s/ Irja R. Otsa
        Name: Irja R. Otsa
        Title:   Associate
        Banking Products Services,
                     U.S.